Exhibit 99.1

For Immediate Release	Release No. 05-008
INDUSTRIAL DISTRIBUTION GROUP, INC.	For Additional Information, Contact:
(NASDAQ: IDGR)	Jack P. Healey
Senior Vice President and
Chief Financial Officer
Industrial Distribution Group, Inc.
(404) 949-2010
www.idglink.com
INDUSTRIAL DISTRIBUTION GROUP, INC. UPDATES BUSINESS OUTLOOK
ATLANTA, GEORGIA, October 17, 2005 — Industrial Distribution Group, Inc. (NASDAQ: IDGR) today announced an update to the Company’s business outlook for the full-year 2005 and preliminary information relative to the Company’s financial results for the third quarter ended September 30, 2005. The Company previously provided its business outlook as part of its conference call and webcast announcing the Company’s second quarter financial results on August 2, 2005.
Based upon preliminary information and subject to the completion of the Company’s standard quarterly financial review, IDG currently expects to report revenues for the quarter ended September 30, 2005, from continuing operations of $130 million to $135 million. For the full year 2005, the Company estimates revenues from continuing operations to be $535 million to $545 million. This annual range is below the $560 to $570 million 2005 estimate provided in the Company’s aforementioned August 2, 2005 conference call. In addition, the Company expects this new business outlook to result in an annual revenue growth rate of between 3.5% and 5.5% for 2005, as compared to the prior annual growth rate estimate provided by the Company of 6-8% for 2005.
“During the third quarter, a number of our customers experienced a decline in manufacturing production levels and certain existing new customer sites have not ramped into production as quickly as anticipated,” stated Andrew B. Shearer, IDG’s president and chief executive officer. “We were also impacted by the effects of the strike at The Boeing Company. The strike not only impacted IDG, but it also affected other IDG customers who serve The Boeing Company. In addition, there continues to be weakness in the automotive and automotive supplier businesses, a significant industry segment for IDG. This resulted in IDG experiencing a decline in demand for its products and services from existing customers, which was not offset by growth in revenues from new customers. The Company continues to work diligently to further implement its Flexible Procurement Solutions™ (FPS) services model, which we believe will provide significant benefits to IDG, our customers and our shareholders.”
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IDG/2
IDG will issue its third quarter earnings release before the market opens on November 8, 2005, and will host a conference call at 9:00 a.m. EST on that same date. The conference call is accessible by dialing (800) 497-8785. The conference ID number is 1549551. Please dial-in 10 minutes prior to the call to ensure that management can begin promptly. The conference call will also be available live via webcast at http://www.idglink.com. Web participants are encouraged to go to the website at least 15 minutes prior to the start of the call to register, download, and install any necessary audio software. If you are unable to participate in the live conference call or webcast, a replay of the call will be available on the Internet at http://www.idglink.com, or by calling 800-642-1687, conference ID number 1549551, following the conference call on Tuesday, November 8, 2005, through 11:59 p.m. EST, Tuesday, November 15, 2005.
About IDG
Industrial Distribution Group, Inc. (NASDAQ: IDGR) is a nationwide products and services company that creates a competitive advantage for customers. The Company provides outsourced maintenance, repair, operating and production (“MROP”) procurement, management and application expertise through an array of value-added services and other arrangements that include its Flexible Procurement Solutions™ (FPS) service offerings as well as direct general MROP sales through traditional distribution channels. The Company’s FPS service offerings emphasize and utilize IDG’s specialized knowledge in product applications and process improvements to deliver out-sourced solutions and documented cost savings for customers. Through these arrangements, IDG distributes a full line of MROP products, specializing in cutting tools, abrasives, hand and power tools, coolants, lubricants, adhesives and machine tools, and IDG can supply at a competitive price virtually any other MROP product that its customers may require.
IDG has four operating divisions organized into regional responsibility areas. IDG serves approximately 20,000 active customers representing a diverse group of large and mid-sized national and international corporations including General Electric Company, The Boeing Company, Arvin Meritor, Borg-Warner Inc., and Pentair, Inc., as well as many local and regional businesses. The Company currently has a presence in 43 of the top 75 manufacturing markets in the United States.
Flexible Procurement Solutions™
IDG’s Flexible Procurement Solutions™ (FPS) offer customers an answer for the entire supply chain management process for MROP materials. IDG recognizes that managing MROP materials is a costly, time-consuming function for the industrial marketplace. FPS services merge state-of-the-art technology with the expertise of IDG personnel to deliver supply chain management services. In a fully integrated supply relationship, IDG associates work directly on-site at a customer’s location to provide documented cost savings from product application innovations, continuous process improvements, more effective management of inventory, and many other areas, all focused on reducing customer costs. Best of all, these cost savings are quantified and documented and most go directly to the customer’s bottom line.
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IDG/3
Safe Harbor
In addition to the historical information contained herein, certain matters set forth in this news release are forward-looking statements, including but not limited to statements relating to expected operating results. Industrial Distribution Group, Inc. warns that caution should be taken in relying upon any forward-looking statements in this release, as they involve a number of known and unknown risks, uncertainties, and other factors including heightened national security risks including acts of terrorism and potential for war, that may cause actual results, performance, or achievements of Industrial Distribution Group, Inc. to differ materially from any such statements, including the risks and uncertainties discussed in the Company’s Forms 10-K, Forms 10-Q, filed by the Company under the caption “Certain Factors Affecting Forward Looking Statements,” or any 8-K filed or furnished by the Company each of which is incorporated herein by reference.
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